Exhibit 99.1

Zai Lab Announces Promotion of Yajing Chen to Chief Financial Officer

SHANGHAI, China, and CAMBRIDGE, Mass., July 6, 2023 -- Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688) today announced the promotion of Yajing Chen to Chief Financial Officer (CFO), effective July 7, 2023. Dr. Chen, currently Zai Lab’s Deputy CFO based in Cambridge, MA, has been supporting the Company’s finance function since joining in September 2021. She is a seasoned finance executive with more than 20 years of experience in the life sciences industry as well as a Ph.D. trained scientist. She succeeds Billy Cho, who will be stepping down from his role and will be pursuing a significant opportunity in private equity.
“On behalf of everyone at Zai Lab, I would like to thank Billy for his substantial contributions and his leadership across the organization,” said Dr. Samantha Du, Founder, Chairperson and Chief Executive Officer of Zai Lab. “Billy helped build a solid financial foundation for the Company and was instrumental in the development of Zai Lab into a fully integrated biotech company. I would also like to congratulate Yajing on her well-deserved promotion. Her scientific background, combined with her significant executive management experience, finance expertise at leading global companies, and business acumen, has allowed her to bring a unique perspective to Zai Lab. I am confident she will continue to be a significant asset to our senior management and finance teams.”
“I am very excited to welcome Yajing into her new role as CFO,” said Josh Smiley, President and Chief Operating Officer of Zai Lab. “Zai Lab has had great success over the past few years and is now entering its next phase of growth. Yajing’s deep financial expertise and track record of achievement will help drive Zai Lab’s future growth. I want to thank Billy for all of his contributions to the Company over the past five years and wish him much continued success.”
“I am excited to step into the CFO role and to lead the talented group of individuals within the financial organization as we execute our growth strategy,” said Dr. Chen. “I look forward to helping guide Zai Lab as we continue to advance our mission to transform patient lives.”
Dr. Chen has served as the Company’s Senior Vice President and Deputy Chief Financial Officer since September 2021, helping to oversee finance, planning and forecasting, accounting, tax, treasury, and procurement matters. She joined the Company from AstraZeneca where she held various roles of increasing responsibility from 2006 to 2021, including Chief Financial Officer for the U.S. Oncology Business Unit from 2019 to 2021 and Finance Controller of the Global Oncology Business Unit from 2016 to 2019. Dr. Chen earned a Ph.D. in Microbiology from New York University and an MBA from Columbia University.

About Zai Lab
Zai Lab (NASDAQ: ZLAB; HKEX: 9688) is an innovative, research-based, commercial-stage biopharmaceutical company based in China and the United States. We are focused on discovering, developing, and commercializing innovative products that address medical conditions with significant unmet needs in the areas of oncology, autoimmune disorders, infectious diseases, and neuroscience. Our goal is to leverage our competencies and resources to positively impact human health in China and worldwide.
For additional information about Zai Lab, including our products, business activities and partnerships, research, and other events or developments, please visit www.zailaboratory.com or follow us at www.twitter.com/ZaiLab_Global.

Zai Lab Forward-Looking Statements
This press release contains forward-looking statements about future expectations, plans, and prospects, including, without limitation, statements relating to the prospects and plans for Zai Lab’s management, operations, and growth potential. All statements, other than statements of historical fact, included in this press release are forward-looking statements, and can be identified by words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” “would,” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees or assurances of future performance. Forward-looking statements are based on our expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. We may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors, including but not limited to (1) our ability to successfully commercialize and generate revenue from our approved products, (2) our ability to obtain funding for our operations and business initiatives, (3) the results of our clinical and pre-clinical development of our product candidates, (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of our product candidates, (5) the effects of the novel coronavirus (COVID-19) pandemic on our business and results of operations, (6) risks related to doing business in China, and (7) other factors identified in our most recent annual and quarterly reports and in other reports we have filed with the U.S. Securities and Exchange Commission (SEC). We anticipate that subsequent events and developments will cause our expectations and assumptions to change, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Our SEC filings can be found on our website at www.zailaboratory.com and on the SEC’s website at www.sec.gov.
For more information, please contact:

Investor Relations:
Christine Chiou / Lina Zhang
+1 (917) 886-6929 / +86 136 8257 6943
christine.chiou1@zailaboratory.com / lina.zhang@zailaboratory.com

Media:
Shaun Maccoun / Xiaoyu Chen
+1 (415) 317-7255 / +86 185 0015 5011
shaun.maccoun@zailaboratory.com / xiaoyu.chen@zailaboratory.com

Zai Lab Limited

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